EXECUTION COPY

AMENDMENT NO. 2

TO

SPDR® GOLD TRUST

(formerly known as

streetTRACKS® GOLD TRUST)

PARTICIPANT AGREEMENTS

This amendment (this “Amendment”), dated as of May 20, 2008, is to the streetTRACKS® Gold Trust Participant Agreements (the “Participants Agreements,” and each a “Participant Agreement”) among The Bank of New York, not in its individual capacity, but solely as trustee of the streetTRACKS® Gold Trust (the “Trustee”), World Gold Trust Services, LLC, as the sponsor of the streetTRACKS® Gold Trust (the “Sponsor”), and the authorized participants of the streetTRACKS® Gold Trust set forth on Schedule A hereto (the “Authorized Participants”). Hereinafter the Participant Agreements shall be titled the SPDR® Gold Trust Participant Agreements.

WHEREAS, the Trustee and the Sponsor have hitherto entered into a Participant Agreement with each of the Authorized Participants identified on Schedule A and the same are in full force and effect; and

WHEREAS, Section 20(a) of each Participant Agreement provides that the Participant Agreement, the procedures described in Attachment A thereto (the “Procedures”) and the Exhibits thereto may be amended, modified or supplemented by the Trustee and the Sponsor without the consent of any Beneficial Owner or Authorized Participant by following the procedures provided for therein; and

WHEREAS, effective concurrently herewith the name of the streetTRACKS® Gold Trust is changed to “SPDR® Gold Trust” (the “Trust”) and the name of the streetTRACKS® Gold Shares is changed to “SPDR® Gold Shares” (the “Shares”); and

WHEREAS, the Trustee and the Sponsor wish to amend each Participant Agreement to refer to the new names of the Trust and Shares;

NOW, THEREFORE, the Trustee and the Sponsor agree as follows:

1. Throughout each Participant Agreement and annexed Procedures and Exhibits thereto, all references to “streetTRACKS® Gold Trust” are hereby amended to read “SPDR® Gold Trust” and all references to “streetTRACKS® Gold Shares” are hereby amended to read “SPDR® Gold Shares.”

2. The foregoing amendment shall be effective as of May 20, 2008.

3. Except as modified by this Amendment, the Participant Agreements shall remain unmodified and in full force and effect.

4. This Amendment shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable New York conflict of laws principles) as to all matters, including, without limitation, matters of validity, construction, effect, performance and remedies. Each party hereto irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in the Borough of Manhattan in such State in connection with any action, suit or other proceeding arising out of or relating to this Amendment or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections as to laying of venue. Each party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such party at such party’s address for purposes of notices hereunder.

5. Capitalized terms used but not defined in this Amendment shall have the meanings assigned to such terms in the Participant Agreements.

6. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but together shall constitute one and the same amendment. Facsimile signatures shall be acceptable and binding.

[Signature Page Follows]

IN WITNESS WHEREOF, the Trustee and the Sponsor have executed and delivered this Amendment as of the date first above specified.

World Gold Trust Services, LLC, Sponsor of the streetTRACKS® Gold Trust
By:
Name:
Title:

The Bank of New York, not in its individual capacity, but solely as trustee of the streetTRACKS® Gold Trust
By:
Name:
Title:

[Signature Page to Amendment No. 2 to SPDR® Gold Trust Participant Agreements]

Schedule A

AUTHORIZED PARTICIPANTS

Bear Hunter Structured Products LLC

Bear, Stearns & Co. Inc.

BMO Capital Markets Corp.

CIBC World Markets Corp.

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

EWT, LLC

Fimat USA, LLC

Goldman, Sachs & Co.

Goldman Sachs Execution & Clearing L.P.

HSBC Securities (USA) Inc.

J.P. Morgan Securities Inc.

Lehman Brothers Inc.

Merrill Lynch Professional Clearing Corp.

RBC Capital Markets Corporation

UBS Securities LLC